Exhibit 10.1

AMENDMENT TO INSURANCE AND REIMBURSEMENT AGREEMENT

THIS AMENDMENT TO INSURANCE AND REIMBURSEMENT AGREEMENT, dated as of October 31, 2005 (this “Amendment”), is entered into among MBIA Insurance Corporation, as note insurer (the “Note Insurer”), Onyx Acceptance Financial Corporation (“Finco”), Onyx Acceptance Corporation (“Onyx”) and JPMorgan Chase Bank, N.A. (the “Indenture Trustee”).

RECITALS

WHEREAS, the Note Insurer, Finco, Onyx and the Indenture Trustee have entered into an Insurance and Reimbursement Agreement, dated as of February 23, 2005 (the “Insurance Agreement”) relating to the Notes issued by Onyx Acceptance Owner Trust 2005-A; and

WHEREAS, pursuant to Section 7.01 of the Insurance Agreement, the Insurance Agreement may be amended by all the parties thereto; and

WHEREAS, the parties hereto wish to amend the Insurance Agreement in accordance with such Section 7.01 in order to revise Section 1.01 thereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

Section 1. Defined Terms.

Each capitalized term used and not otherwise defined herein has the meaning assigned thereto in the Insurance Agreement, as applicable.

Section 2. Amendment to Section 1.01 of the Insurance Agreement.

(a) The definition of “Delinquent Contract” as set forth in Section 1.01 of the Insurance Agreement is amended and restated in its entirety to read as follows:

“Delinquent Contract” means any Contract (other than a Defaulted Contract) as to which any portion of a scheduled payment remains unpaid for more than 60 days from the date on which it is due and payable.

(b) The definition of “Spread Account Increase Condition” as set forth in Section 1.01 of the Insurance Agreement is amended and restated in its entirety to read as follows:

“Spread Account Increase Condition” means as of the Servicer Report Date with respect to each Collection Period, the three month average of the Delinquency Ratios for such Collection Period and the two Collection Periods immediately preceding such Collection Period is greater than the level specified for such month in the following table:

Collection Period	Delinquency Ratio
February 2005 – May 2005	1.60%
June 2005	1.75%
July 2005 – October 2005	2.25%
November 2005 – January 2006	3.25%
February 2006 – April 2006	3.00%
May 2006 – September 2006	3.40%
October 2006	4.00%
November 2006 – January 2007	4.50%
February 2007 – May 2007	3.40%
June 2007 – September 2007	5.00%
October 2007	5.50%
November 2007 – January 2008	6.00%
February 2008 – May 2008	5.00%
June 2008 and thereafter	6.00%

provided, that a Spread Account Increase Condition shall be deemed to have been cured if, as of the Servicer Report Date with respect to each of the three (3) consecutive Collection Periods following the occurrence of a Spread Account Increase Condition, the average of the Delinquency Ratios for such Collection Periods is less than the percentage specified above for the applicable Collection Period.

(c) The definition of “Spread Account Maximum” as set forth in Section 1.01 of the Insurance Agreement is amended and restated in its entirety to read as follows:

“Spread Account Maximum” means, on any day, an amount equal to the sum of (a) during the Funding Period, the Negative Carry Amount and (b) 1.25% of the Notes Balance as of the Closing Date; provided, however, that if a Spread Account Increase Condition has occurred and is continuing, the Spread Account Maximum shall equal the greater of (x) 10.0% of the current Notes Balance with respect to such Distribution Date and (y) 2.0% of the Notes Balance as of the Closing Date.

Section 3. Effective Date.

This Amendment shall be effective as of the date set forth in the introductory paragraph hereof.

Section 4. Miscellaneous.

(a) Ratification of Transaction Documents. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Basic Documents and, except as expressly modified and superseded by this Amendment, the Basic Documents are ratified and confirmed in all respects and shall continue in full force and effect.

(b) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.

(c) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

(d) Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Trust, the parties hereto, the holders of the Notes, and each of their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Insurance and Reimbursement Agreement, all as of the day and year first above mentioned.

MBIA INSURANCE CORPORATION

By	/s/ Cathleen M. Murray
Name:	Cathleen M. Murray
Title:	Vice President

ONYX ACCEPTANCE FINANCIAL CORP.

By	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

ONYX ACCEPTANCE CORPORATION

By	/s/ Vince Scardina
Name:	Vince Scardina
Title:	Treasurer

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By	/s/ Melissa Wilman
Name:	Melissa Wilman
Title:	Vice President

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